UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

Mind Medicine (MindMed) Inc.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On May 22, 2023, Mind Medicine (MindMed) Inc. (the “Company”) distributed a letter to shareholders and made postings to Reddit, Twitter and LinkedIn in connection with the Company’s 2023 Annual General Meeting of Shareholders. Copies of the letter and postings can be found below.

Letter to Shareholders

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May 22, 2023

Dear Fellow Shareholders,

The 2023 Annual General Meeting of Shareholders (the "Annual Meeting") is approaching on June 15, 2023. Your vote at this year's Annual Meeting is extremely important. FCM MM Holdings, LLC ("FCM"), an entity affiliated with Jake Freeman, Scott Freeman and Chad Boulanger, is waging a distracting and costly campaign to take control of MindMed.

Your decision at this year's Annual Meeting ultimately comes down to one question: Which slate of director candidates has the right combination of experience and expertise to oversee the development and commercialization of products in MindMed's drug class at this pivotal moment?

MindMed has seen significant positive momentum and 2023 is a pivotal period for the Company, with two key clinical readouts on our lead drug candidates expected later this year. If elected, FCM's nominees would put this progress and therefore, your capital, at serious risk.

Highly Qualified MindMed Nominees Opposed by FCM

Robert Barrow, CEO

- ✓ Deep knowledge of MindMed's operations gained as CEO, and prior to that as Chief Development Officer
- ✓ Extensive experience in clinical pharmacology and drug development across a variety of therapeutic classes, including psychedelics
- ✓ Financial expertise

Roger Crystal, M.D.

- ✓ Extensive experience leading a publicly traded pharmaceutical company as its CEO through its successful sale
- ✓ Background and training as a medical doctor
- ✓ Strong background in clinical research, product development and commercialization

Andreas Krebs

- ✓ Financial background and experience as an international pharmaceutical executive
- ✓ Valuable experience as head of growth-oriented firms
- ✓ Extensive experience as a director on public and private boards

Carol A. Vallone

- ✓ Deep industry, financial and governance experience as board chair of the country's #1 psychiatric hospital; board member of leading hospital system
- ✓ Strong experience as CEO raising capital, scaling and successfully selling global companies
- ✓ Relevant experience as chair and director on public and private healthcare company boards

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MindMed™

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Additional Highly Qualified MindMed Nominees

Suzanne Bruhn, Ph.D.

- ✓ Experience as CEO of several biotech companies
- ✓ Extensive biotechnology, pharmaceutical and therapeutics industry expertise
- ✓ Relevant governance experience and industry knowledge gained from serving as a director for numerous public pharmaceutical companies

David Gryska

- ✓ Extensive experience as the CFO and as a director at many leading public life sciences and biotechnology companies, including two S&P 500 companies
- ✓ Extensive audit and compliance experience
- ✓ World-class financial expertise

Do not be misled by FCM's countless misrepresentations about our strategy, financial performance and the qualifications and experience of our Board and management team. **The facts are clear: not one of FCM's candidates has the experience needed to be additive on the Board, and they collectively should not be given any representation on your Board, much less majority control.**

Scott Freeman

- X No public company board or senior executive experience[1]
- X No experience successfully bringing a CNS drug to market
- X No relevant experience in psychiatry or MindMed's drug class
- X **No credible strategic plan for the Company**

Farzin Farzaneh

- X No public company board or senior management experience
- X No relevant experience overseeing clinical trials in psychiatry or MindMed's drug class
- X **No credible strategic plan for the Company**

Vivek Jain

- X No experience in areas relevant to MindMed's business (CEO of a dating app company)
- X No public healthcare company board or senior management experience
- X **No credible strategic plan for the Company**

Alexander Wodka

- X No relevant experience in psychiatry or MindMed's drug class (worked at the same accounting firm as Jake Freeman's father)
- X No public company board or senior management experience
- X **No credible strategic plan for the Company**

[1] Aside from Scott Freeman's six-month stint at MindMed immediately following its public listing on the NEO exchange in Canada, before he separated from the Company.

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MindMed™

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- **FCM is seeking to replace four of our current directors (who all have significant healthcare expertise and board experience) but is running two candidates (Messrs. Jain and Wodka) who have no evident experience in healthcare in any capacity, let alone in a board or senior executive role.** Further, our Board, including the addition of Dave Gryska – who FCM does not oppose – possesses superior financial expertise to whatever Messrs. Jain and Wodka might provide. In fact, each of the MindMed candidates has strong financial, industry, board and governance expertise that is far superior to that of any of the FCM candidates.

- **Scott Freeman's experience at MindMed is not relevant and shareholders should not bet their investment on his purported expertise.** He had no role in developing our lead product candidates, he separated from MindMed after only six months as CMO and he has no experience in developing or commercializing products in the Company's drug class or therapeutic area (psychiatry).

FCM's proposal to bypass Phase 2 for MM-120 demonstrates its ignorance of the FDA drug approval process for major market psychiatric disorders. Additionally, both FCM's proposed study design and timeline for Phase 3 demonstrate a complete lack of knowledge about current regulatory expectations for developing the psychedelic drug class and controlled substances in general. FCM has not provided any evidence of the FDA using an investigator-initiated study to approve a psychiatric drug or "skip" directly to a Phase 3 trial.

- **Of the 21 "major market mental health drugs" cited by FCM, nine were for migraines, which are not a mental health disorder and are regulated by a different division within FDA and, of those in psychiatry, only seven were novel drugs[2] – all of which included one or more industry-sponsored Phase 2 studies with dose-ranging.** FCM conveniently excluded Spravato (esketamine nasal spray) from its dataset of "CNS approvals," even though Spravato is one of the most recent and relevant drug approvals. Spravato conducted a five-arm (four active vs. placebo) Phase 2 study for use in treatment-resistant depression, very similar to our current Phase 2 study.

- **FCM repeatedly cites "two randomized Phase II studies in GAD" as the basis for skipping to Phase 3, despite the fact that Dr. Liechti has only conducted one such study,[3] which included only 42 patients, included only 26 patients with GAD, tested only one dose level (200 µg), was conducted with a different formulation (i.e., NOT MM-120) and did not assess changes on the only outcome measure accepted by FDA.** In our many interactions with the FDA, it has been made clear to us that the academic studies cited by FCM – including the study by Dr. Liechti – do not meet regulatory standards that would support starting a Phase 3 program. Simply put, while the academic studies of LSD in anxiety exhibited promising preliminary evidence, these studies cannot support the start of a Phase 3 program.

- **Without our Phase 2b dose optimization study, we would not be able to make critical clinical determinations including:** (1) making informed decisions about the sample size or statistical power for our Phase 3 studies; (2) determining an appropriate dose; (3) demonstrating a clinical response in a pure GAD population; or (4) demonstrating clinical response on a clinical outcome measure that is accepted by FDA in GAD studies.[4]

- **MindMed's ongoing Phase 2b study is now over 50% enrolled.** We continue to demonstrate best-in-class study execution and, assuming the current rate of enrollment continues, the study will be completed and enable our topline data readout later this year. Stopping this study would derail the progress we have made to date and would significantly delay further progress of our MM-120 program, putting your investment at risk.

[2] Importantly, unlike drugs that contain previously approved molecular entities, novel drugs necessitate full clinical characterization including through industry-sponsored dose ranging studies that meet FDA standards.

[3] We are unaware of any second study conducted by Dr. Liechti in anxiety patients. We can only assume that the second study referred to by FCM is a study conducted by Peter Gasser and sponsored by MAPS (NCT00920387). But MindMed claims no rights to this study and the study was not conducted by UHB or Dr. Liechti.

[4] Prior studies included a mix of psychiatric disorders and only a subset had GAD. Additionally, these studies did not use the only currently accepted outcome measure for GAD (the Hamilton Anxiety scale or HAM-A). Our ongoing Phase 2b clinical trial includes only patients with a primary GAD diagnosis and its primary endpoint is the change in HAM-A at four weeks post-dosing.

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VOTE ON THE WHITE PROXY CARD TODAY FOR ALL OF THE COMPANY'S NOMINEES TO PROTECT MINDMED

- **Equity research analysts support the Company's approach and timeline:**

"Based on our experience tracking Neuro-Innovators for many years, we opine that dose ranging should occur in P2... we find it ill-advised for dose ranging to take place in P3."
– Charles Duncan, PhD, research analyst at Cantor Fitzgerald

"The trial could be enrolled in under four months ... We confidently anticipate topline results to be announced in late 2023." **– Jonathan Aschoff, PhD, research analyst at Roth Capital**

We strongly encourage you to consider the facts and vote the **WHITE** proxy card for **ALL SIX** of MindMed's highly qualified director candidates. At this pivotal time in the Company's life cycle, it is important that shareholders have experienced, qualified leaders in the boardroom that can be trusted to responsibly steward your investments. Conversely, giving control of your Company to FCM's inexperienced, unqualified nominees would put the Company on a value-destructive path.

Sincerely,

The MindMed Board of Directors

VISIT WWW.PROTECTMINDMED.COM FOR MORE INFORMATION

Due to new U.S. federal rules requiring us to list FCM's nominees in addition to the Board's nominees, your WHITE proxy card this year has more names on it than the six directors to be elected. The inclusion of FCM's nominees on our WHITE proxy card does NOT mean the Board endorses them.

Vote TODAY on the WHITE proxy card FOR all six of the Board's nominees, WITHHOLD on FCM's nominees and FOR the other proposals recommended by your Board.

You can help reject FCM's efforts to take control of the Board by discarding any blue proxy cards and materials you may receive from FCM.

Shareholders will receive proxy materials directly via the preferred method, hard copy or email, specific to each shareholder's account. If you have any questions, or need assistance voting your shares, please contact the firm assisting us in the solicitation of proxies:

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VOTE ON THE WHITE PROXY CARD TODAY FOR ALL OF THE COMPANY'S NOMINEES TO PROTECT MINDMED

M O R R O W
S O D A L I

509 Madison Avenue, Suite 1206
New York, NY 10022
Banks and Brokers Call: (203) 658-9400
Shareholders Call Toll Free: (800) 662-5200
Email: MNMD@investor.morrowsodali.com

Shareholders that do not receive proxy materials should contact your broker and request the WHITE voting control number or contact Morrow Sodali.

About MindMed

MindMed is a clinical stage biopharmaceutical company developing novel product candidates to treat brain health disorders. Our mission is to be the global leader in the development and delivery of treatments that unlock new opportunities to improve patient outcomes. We are developing a pipeline of innovative product candidates, with and without acute perceptual effects, targeting neurotransmitter pathways that play key roles in brain health disorders.

MindMed trades on NASDAQ under the symbol MNMD and on the Canadian NEO Exchange under the symbol MMED.

Cautionary Notes and Forward-Looking Statements

Certain statements in this letter related to the Company constitute "forward-looking information" within the meaning of applicable securities laws and are prospective in nature. Forward-looking information is not based on historical facts, but rather on current expectations and projections about future events and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. These statements generally can be identified by the use of forward-looking words such as "will", "may", "should", "could", "intend", "estimate", "plan", "anticipate", "expect", "believe", "potential" or "continue", or the negative thereof or similar variations. Undue reliance should not be placed on forward-looking information, which are inherently uncertain, are based on estimates and assumptions, and are subject to known and unknown risks and uncertainties (both general and specific) that contribute to the possibility that the future events or circumstances contemplated by the forward-looking statements will not occur. There can be no assurance that the plans, intentions or expectations upon which forward-looking statements are based will in fact be realized. Forward-looking information in this letter includes, but is not limited to, statements regarding the potential benefits and development of the Company's product candidates, trials, studies and programs; the strengths and benefits of the Company's strategic plan; the Company's business plans and objectives; the ability of MindMed to achieve success consistent with management's expectations; and the expected impact and results of the Company's corporate governance practices, including of the Company's director nominees.

Forward-looking information is based on the opinions and estimates of management of the Company at the date the statements are made, as well as a number of assumptions made by, and information currently available to, the Company concerning, among other things, anticipated performance of its product candidates and programs, business prospects, strategies, regulatory developments, the development of its product candidates into effective products, the ability to produce products if approved, the approval by regulators of any products that are developed, and the non-occurrence of the risks and uncertainties outlined below or other significant events occurring outside of MindMed's normal course of business. Although management of the Company considers these assumptions to be reasonable based on information currently available to it, they may prove to be incorrect.

There are numerous risks and uncertainties that could cause actual results and the Company's plans and objectives to differ materially from those expressed in the forward-looking information, including history of negative cash flows; limited operating history; incurrence of future losses; availability of additional capital; changes in market conditions; lack of product revenue; compliance with laws and regulations; changes in government policy; difficulty associated with research and development; risks associated with clinical trials or studies; heightened regulatory scrutiny; early stage product development; clinical trial risks; regulatory approval processes; novelty of the psychedelic inspired medicines industry; as well as those risk factors discussed or referred to herein and the risks described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022 under headings such as "Special Note Regarding Forward-Looking Statements," and "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other filings and furnishings made by the Company with the securities regulatory authorities in all provinces and territories of Canada which are available under the Company's profile on SEDAR at www.sedar.com and with the U.S. Securities and Exchange Commission ("SEC") on EDGAR at www.sec.gov. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained on this letter as a result of new information, future events, changes in expectations or otherwise.

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MindMed™

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Additional Information and Where to Find It

MindMed has filed with the SEC and Canadian securities regulatory authorities on May 1, 2023 a definitive proxy statement on Schedule 14A (the "proxy statement"), containing a form of WHITE universal proxy card, with respect to its solicitation of proxies for the annual general meeting of shareholders of MindMed on June 15, 2023 (the "Annual Meeting"). Details concerning the nominees of MindMed's Board for election at MindMed's Annual Meeting are included in the proxy statement. This letter is not a substitute for the proxy statement or other document that MindMed has filed or may file with the SEC and Canadian securities regulatory authorities in connection with any solicitation by MindMed.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND THE ACCOMPANYING WHITE UNIVERSAL PROXY CARD) FILED BY MINDMED AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC AND CANADIAN SECURITIES REGULATORS WHEN THEY BECOME AVAILABLE CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MINDMED AND ANY SOLICITATION. Investors and security holders may obtain copies of these documents and other documents filed with the SEC and Canadian securities regulatory authorities by MindMed free of charge through the website maintained by the SEC at www.sec.gov or through the Company's profile on SEDAR at www.sedar.com. Copies of the documents filed by MindMed are also available free of charge by accessing MindMed's website at www.mindmed.co.

Participants in the Solicitation

This letter is neither a solicitation of a proxy or consent nor a substitute for any proxy statement or other filings that may be made with the SEC and Canadian securities regulatory authorities. Nonetheless, MindMed, its directors and executive officers and other members of management and employees may be deemed under U.S. securities laws and Canadian securities laws to be participants in the solicitation of proxies with respect to a solicitation by MindMed. Information about MindMed's executive officers and directors and other participants in the solicitation, including their respective interests, by security holders or otherwise, is available in the proxy statement. To the extent holdings of MindMed securities reported in the proxy statement for the Annual Meeting have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC and if applicable, on the System for Electronic Disclosure by Insiders (SEDI) in accordance with insider reporting requirements of Canadian securities laws. These documents are or will be available free of charge at the SEC's website at www.sec.gov and either through the Company's profile on SEDAR at www.sedar.com or updated filings on SEDI at www.sedi.ca.

Contacts

For Media:
media@mindmed.co

OR

Longacre Square Partners
Joe Germani / Dan Zacchei
mindmed@longacresquare.com

For Investors:
ir@mindmed.co

OR

Morrow Sodali
Michael Verrechia / Eric Kamback
MNMD@investor.morrowsodali.com

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